                                                                       EXHIBIT 6

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO THE PROVISIONS OF RULE 144 OF THE ACT.

THIS DEBENTURE IS SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 4, 1998, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED.


                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

        8% Debenture due _________, 2003 [to be dated the Closing Date]
        --------------------------------

$[4,000,000.00]                                                    ___________,
1998


     FOR VALUE RECEIVED, TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Company"), hereby promises to pay to CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., or permitted assigns ("Strategic Partners"or the "Holder"),
                                            ------------------         ------
the principal amount of [FOUR MILLION DOLLARS ($4,000,000.00)] on the fifth anniversary date of this Debenture (the "Maturity Date"), and to pay interest on
                                         -------------
the unpaid principal amount thereof, from the date hereof until paid in full, at the annual rate of eight percent (8.0%). Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed. Accrued and unpaid interest shall be due and payable quarterly in arrears on the last day of each January, April, July and October from the date hereof until the entire principal amount is paid. All amounts due and owing hereunder shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company. Any payment on this Debenture coming due on a Saturday, a Sunday or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder. This Debenture is issued pursuant and subject to and is entitled to the benefits of a certain Securities Purchase Agreement dated as of September 4, 1998 by and between the Company and Strategic Partners (the "Securities Purchase Agreement"). Capitalized words not defined herein shall
 -----------------------------
have the meanings set forth in the Securities Purchase Agreement. Except as set forth in Section 10.3 of the

Securities Purchase Agreement, the Debentures shall rank senior to or pari passu
                                                                      ---- -----
to all other Indebtedness of the Company whether now outstanding or hereafter incurred.

     Subject to the terms of the Securities Purchase Agreement, upon the occurrence or existence of an Event of Default (as defined in the Securities Purchase Agreement) the Holder may, by notice to the Company, declare the entire unpaid principal amount of this Debenture, all interest accrued and unpaid hereon, and all other amounts payable to the Holder hereunder or under the Securities Purchase Agreement to be forthwith due and payable, whereupon this Debenture, all such accrued interest and all such amounts shall become and be forthwith due and payable, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise any right or remedy under this Debenture or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Company and all makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Debenture hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Debenture, no release of any obligor and no delay in enforcement of this Debenture or in exercising any right or power hereunder shall affect the liability of any obligor hereunder. The pleading of any statute of limitations as a defense to any demand against any obligor is expressly waived.

     1.   Warrants.  As part of the consideration for the loan evidenced by this
          --------
Debenture, the Company has authorized and issued four non-detachable Warrants, attached to this Debenture as Exhibit 1 through Exhibit 4, respectively (each a
                              ---------         ---------
"Warrant" and collectively, the "Warrants"), to the Holder.  The Warrants
 -------                         --------
contain the following terms and conditions:

     (a) Except as set forth below in Section 1(b), the date on which the Holder may first exercise all or part of each Warrant is:

          (i)  the Closing Date with respect to [Warrant No. 1/Warrant No.
               2]; and

          (ii) the eighteen (18) month anniversary date of the Closing Date with respect to [Warrant No. 3/Warrant No. 4].


     (b) Each of the Warrants shall become immediately exercisable upon the occurrence or existence of an Event of Default (the earlier of the applicable date in Section 1(a) above and the date on which an Event of Default occurs shall be referred to as the Warrant's "Effective Date").
                                                           --------------

     (c)  Each Warrant shall be exercisable in whole or in part for a period of [five] years, subject to Section 2.6 of the Warrant, from the Effective Date of that Warrant (such period being referred to as the "Exercise
                                                                 --------
     Period") and entitles the Holder to purchase an
     ------
     aggregate of [__________] shares of the Company's Common Stock, which represents ______ percent (___%) of the Company's issued and outstanding capital stock on a fully diluted basis at the date of issuance, at an exercise price of $0.35 per share ("Exercise Price") subject to any
                                         --------------
     adjustments as set forth in Section 3.3 of the Warrant.

     (d)  If the Company satisfies all obligations under the Securities
     Purchase Agreement and under this Debenture (including without limitation paying in full all principal and accrued interest) prior to the Effective Date of a Warrant, then each such Warrant which is not yet effective shall immediately and automatically terminate and thereafter be null and void ab initio. Satisfaction of all obligations under the Securities Purchase Agreement and hereunder by the Company on or after the Effective Date of a Warrant shall not affect such Warrant, which shall remain in full force and effect until the earlier of the exercise of the Warrant in full or the termination of the Exercise Period for such Warrant.

     (e) During each Warrant's Exercise Period, the Warrant may be exercised in whole or in part by payment in cash, bank cashier's check, certified check, or, at the option of the Purchaser, by reduction in the principal amount of this Debenture (or forgiveness of any accrued and unpaid interest thereon), in an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Conversion Shares being purchased.

     2.   Prepayment.
          ----------

     (a)  Voluntary Payment.  The Company may prepay or redeem all, or part
          -----------------
     (in minimum denominations equal to one-fourth of the principal amount), of this Debenture prior to the Maturity Date, without penalty, with twenty-five (25) days' prior written notice thereof to the Holder.

     (b)  Mandatory Prepayment.  Unless agreed to in writing by the Holder,
          --------------------
     the Company shall be required to prepay the Debenture upon (i) the occurrence or existence of an Event of Default (as defined in the Securities Purchase Agreement); or (ii) the consummation of a Qualified Public Offering.

     3.   No Impairment.  The Company will not, by amendment of its Certificate
          -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment due to such event. Without limiting the generality of the foregoing, the Company
(a) will not increase the par value of any shares of stock receivable on exercise of the Warrants attached hereto above the Exercise Price then in effect, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of the Warrants attached hereto from time to time and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company, unless such other person (or, in the case of a merger or consolidation in which the Company is the surviving entity, the person issuing the securities involved in such merger or consolidation) shall expressly assume in writing and will be bound by all the terms of this Debenture and the Warrants attached hereto.

     4.   Chief Financial Officer's Certificate as Adjustments.  In each case of
          ----------------------------------------------------
any adjustment or readjustment in the Conversion Shares issuable on the exercise of the Warrants attached hereto, the Chief Financial Officer of the Company will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment, the Exercise Price resulting therefrom, and the increase or decrease, if any, of the number of shares purchasable at such price upon exercise of the Warrants showing in detail the facts and computation upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to the registered holder of this Debenture, and will, on the written request at any time of the holder of this Debenture, furnish to such holder a like certificate setting forth the Exercise Price of the Debenture at the time in effect and showing how it was calculated.

     5.   Notices of Record Date, etc.  In the event the Company (a) takes a
          ----------------------------
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (b) consolidates or merges into, or transfers all or substantially all of its assets to, another entity, or (c) dissolves or liquidates (each of the events described in the foregoing clauses (b) and (c) being hereinafter referred to as a "Fundamental Change"), then and in each such event the Company will mail or
 ------------------
cause to be mailed to the registered holder of this Debenture a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such Fundamental Change is to be effected, and the time, if any to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable on any Fundamental Change and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of
                              --------------
stockholders, if either is required. Such notice shall be mailed at least 15 days prior to the date specified in such notice on which any such action is to be taken or 15 days prior to the record date therefor, whichever is earlier.

     6.   Reservation of Warrant Shares.  The Company will at all times reserve
          -----------------------------
and keep available, solely for issuance and delivery on the exercise of the Warrants attached hereto, all Warrant Shares from time to time issuable upon such exercise.

     7.   Transfer.  Subject to applicable federal and state securities laws,
          --------
the transfer of this Debenture and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company by the registered holder hereof in person or by his duly authorized attorney, upon surrender of this Debenture properly endorsed; provided that this Debenture (and any rights of the Holder hereunder) is non-transferable except to a person or entity controlled by, or under common control with, the Holder, except that upon the occurrence or existence of an Event of Default, the Holder may transfer this Debenture and the attached Warrants to any Person without the consent of the Company. Each taker and holder of this Debenture, by taking or holding the same, consents and agrees that this Debenture, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Debenture shall have been so endorsed, may be treated by the Company and all other persons dealing with this Debenture as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Debenture, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

     8.   Register.  The Company shall maintain, at the principal office of the
          --------
Company (or such other office as it may designate by notice to the holder hereof), a register for the Debenture, in which the Company shall record the name and address of the person in whose name a Debenture has been issued, as well as the name and address of each transferee and each prior owner of such Debenture.

     9.   Replacement.  Upon receipt of evidence reasonably satisfactory to the
          -----------
Company of the loss, theft, destruction or mutilation of any Debenture or Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Debenture or Warrant, the Company will issue a new Debenture or Warrant, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Debenture or Warrant; provided, however, if any
                                                     --------  -------
Debenture or Warrant of which the Purchaser, its affiliate, or the registered holder is lost, stolen or destroyed, the affidavit of such principal or general partner or any principal or corporate officer of such holder setting forth the circumstances with respect to such loss, theft or destruction, together with an agreement to indemnify the Company with respect thereto shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Debenture or Warrant in replacement of such lost, stolen or destroyed Debenture or Warrant.

     10.  Remedies.  The Company stipulates that the remedies at law of the
          --------
holder of this Debenture in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Debenture are not and will not be adequate, and that such terms may be specifically enforced pursuant to a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     11.  No Sinking Fund; Payment Unsecured.  No sinking fund or similar
          ----------------------------------
provision shall be required to fund payment of principal or interest under this Debenture. Payment of principal and interest on this Debenture is unsecured.

     12.  Subordination.
          -------------

     (a) The Company agrees, and Purchaser by its acceptance hereof likewise agrees, that the payment of the principal of and interest on the Debentures is hereby expressly made subordinate and junior in right of payment to the prior payment in full of all principal of and interest on all Senior Indebtedness (as defined below) whether now outstanding or hereafter incurred, created or assumed.

     (b)  The term "Senior Indebtedness," as used in this Agreement, shall
                    -------------------
mean: (i) the principal, interest and other amounts outstanding at the date of execution of this Agreement as set forth and identified as "Senior Debt" on
Schedule 4.29 of the Securities Purchase Agreement (the "Existing Indebtedness")
-------------                                            ---------------------
or (ii) the principal, interest and other amounts incurred, created, assumed, modified, renewed or extended after the Closing Date on the following: (w) secured indebtedness of the Company for money borrowed (including any bank loan or credit facility) approved by the Board of Directors; (x) obligations of the Company as lessee under any lease of property which is reflected on the Company's balance sheet as a capitalized lease in accordance with GAAP; (y) guarantees by the Company of indebtedness for money borrowed by a Subsidiary or of any obligations of a Subsidiary under any lease of property which is reflected on the Subsidiary's balance sheet as a capitalized lease in accordance with GAAP; and (z) unsecured indebtedness of the Company approved by the Company's Board of Directors and which is issued following the Purchasers' execution of a subordination agreement on terms and conditions acceptable to the Purchasers.

     (c) Notwithstanding the foregoing provisions, the total aggregate amount of Senior Indebtedness shall not, at any time, without the written consent of the Purchaser, exceed the sum of the Existing Indebtedness plus $1,000,000. Failure to comply with this Section 12 shall constitute an Event of Default.

     13.  Notices.  All notices, demands, requests, or other communications
          -------
which may be or are required to be given, served, or sent pursuant to this Debenture shall be given, served and sent in accordance with the provisions of the Securities Purchase Agreement.

     14.  Miscellaneous.  This Debenture and the Warrants attached hereto and
          -------------
any term hereof or therein may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any amendment, modification or addition to this Debenture is subject to the provisions governing same in the Securities Purchase Agreement. This Debenture and the Warrants attached hereto shall be construed and enforced in accordance with and governed by the laws of the State of New York (excluding the choice of law rules thereof). The headings in this Debenture and the Warrants attached hereto are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


     [Balance of Page Left Blank Intentionally -- Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Debenture to be duly executed on its behalf as of the date first hereinabove set forth.


                    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                    By:__________________________________
                          Name:  Andrew L. Simon
                          Title: President and Chief Executive Officer




ATTEST:

                                                   [SEAL]
______________________________
Name:
Title: Secretary

                                   Exhibit 1
                                   ---------

                                 Warrant No. 1

                                   Exhibit 2
                                   ---------

                                 Warrant No. 2

                                   Exhibit 3
                                   ---------

                                 Warrant No. 3

                                   Exhibit 4
                                   ---------

                                 Warrant No. 4